EXHIBIT 99.1

Contact: Insignia Systems, Inc. Kristine Glancy, CEO (763) 392-6200

FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. ANNOUNCES

REVIEW OF STRATEGIC ALTERNATIVES

MINNEAPOLIS, MN – December 6th, 2021 – Insignia Systems, Inc. (Nasdaq: ISIG) (“Insignia”) announced today the commencement of a formal process to explore strategic options to maximize shareholder value. Potential strategic alternatives that may be evaluated include, but are not limited to, an acquisition, merger, business combination, in-licensing, or other strategic transaction. There can be no assurance that this process will result in any transaction. Insignia has not set a timetable for the completion of this review process and does not intend to comment further unless or until the Board of Directors has approved a definitive course of action or it is determined that other disclosure is appropriate.

Chardan has been engaged to act as Insignia Systems’ strategic financial advisor to assist the Company in this review process.

About Insignia Systems, Inc.

Insignia Systems, Inc. sells product solutions ranging from in-store to digital advertising. Consumer-packaged goods (CPG) manufacturers and retailers across the country rely on our deep expertise in the dynamic retail environment to provide a full suite of shopper engagement solutions.

For additional information, contact (800) 874-4648, or visit the Insignia website at www.insigniasystems.com Investor inquiries can be submitted to investorrelations@insigniasystems.com.

About Chardan

Chardan is an independent, full-service, global investment bank specializing in bringing disruptive innovation to our corporate and institutional clients. Our range of services include capital raising, merger and acquisition advisory, strategic advisory, equity research, corporate access, and institutional trading. Headquartered in New York City, Chardan is a registered broker-dealer with the U.S. Securities and Exchange Commission and is a member of the following: FINRA, SIPC, NASDAQ and the NYSE Arca, Inc.

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Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “continue,” “expect,” “intend,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, anticipated future profitability, future service revenues, innovation and transformation of Insignia’s business, allocations of resources, benefits of new relationships, and the impacts of the COVID-19 pandemic and efforts to mitigate the same are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K/A for the year ended December 31, 2020 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and 10-Q/A and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Insignia's filings with the SEC. Insignia assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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